EXHIBIT 99.1
GoPro Announces Third Quarter 2023 Results
Revenue of $294 million, 5% Above Mid-Point of Guidance
GoPro Subscribers Grew 20% Year-over-Year to 2.5 million
Subscription and Service Revenue was $25 million or 9% of Revenue, up 16% Year-over-Year

SAN MATEO, Calif., November 7, 2023 - GoPro, Inc. (NASDAQ: GPRO) today announced financial results for its third quarter ended September 30, 2023 and posted management commentary, including forward-looking guidance, in the investor relations section of its website at https://investor.gopro.com.

“GoPro had a strong third quarter, demonstrating the merits of the growth strategy we initiated in May,” said Nicholas Woodman, GoPro’s founder and CEO. “The successful launch of HERO12 Black combined with strong entry-level product sales and our growing retail presence to help us exceed our Q3 revenue and unit sales expectations and finish the quarter with 2.5 million subscribers.”

“We are pleased to see how our TAM expansion strategy contributed to unit and subscriber growth in Q3,” said Brian McGee, GoPro’s CFO and COO. “We’re looking forward to the Q4 holiday season and we believe our growth strategy will be a catalyst for meaningful revenue, subscriber and earnings growth in 2024.”
For details on GoPro’s Q3 performance and outlook for Q4, please see the management commentary referenced above and posted in the investor relations section of our website at https://investor.gopro.com.
Q3 2023 Financial Results
•Revenue was $294 million, 5% above the mid-point of guidance and down 4% year-over-year.
•GoPro subscriber count ended Q3 at 2.5 million, up 20% year-over-year.
•Revenue from the retail channel was $231 million, or 78% of total revenue and up 12% year-over-year. GoPro.com revenue, including subscription and service revenue, was $63 million, or 22% of total revenue and down 36% year-over-year.
•Subscription and service revenue increased 16% year-over-year to $25 million.
•GAAP net loss was $4 million, or negative $0.02 per share, down from net income of $18 million or $0.10 per share in the prior year period. Non-GAAP net income was $6 million, or $0.04 per share, down from non-GAAP net income of $32 million, or $0.19 per share, in the prior year period.
•GAAP and non-GAAP gross margin was 32.0% and 32.2%, respectively, which reflects the impact from the strength in demand from our current lower margin entry-level cameras. This compares to GAAP and non-GAAP gross margin of 38.0% and 38.2%, respectively, in the prior year period.
•Adjusted EBITDA was $7 million. This compares to $35 million in the prior year period.
•Cameras with Manufacturer’s Suggested Retail Prices (MSRP) at or above $400 represented 75% of Q3 2023 camera revenue. Entry level products increased dramatically, accounting for 19% of camera revenue.
•Q3 2023 Street ASP was $319, a 17% decrease year-over-year.
•Cash and marketable securities were $259 million at the end of the third quarter.

Recent Business Highlights
•In Q3 2023, GoPro bought back $10 million in stock, and we plan to continue executing on our stock repurchase plan in 2023 and 2024.

•In September, GoPro launched its new $399 flagship HERO12 Black.
•In September, GoPro was recognized in U.S. News & World Report’s 2023 – 2024 Best Companies to Work for Rankings.
•In Q3, GoPro announced it further expanded its core sports partnerships as the official action camera partner of MotoGP, FIA Karting World Championships, AMSOIL Championship Off-Road, Pro Motocross Championship, Formula DRIFT, and Nitrocross, and as the exclusive action camera of Red Bull Rampage.
•Vince Nakayama has joined GoPro as Senior Vice President of Engineering. Nakayama has held product management, hardware and software engineering leadership roles at Microsoft, Flex, Sony, Amazon and Apple.

Results Summary:

	Three months ended September 30,
($ in thousands, except per share amounts)	2023	2022	% Change
Revenue	$294,299	$305,130	(3.5)%
Gross margin
GAAP	32.0%	38.0%	(600) bps
Non-GAAP	32.2%	38.2%	(600) bps
Operating income (loss)
GAAP	$(3,787)	$24,431	(115.5)%
Non-GAAP	$5,745	$33,356	(82.8)%
Net income (loss)
GAAP	$(3,684)	$17,570	(121.0)%
Non-GAAP	$6,309	$31,847	(80.2)%
Diluted net income (loss) per share
GAAP	$(0.02)	$0.10	(120.0)%
Non-GAAP	$0.04	$0.19	(78.9)%
Adjusted EBITDA	$7,232	$35,200	(79.5)%

Conference Call
GoPro management will host a conference call and live webcast for analysts and investors today at 2 p.m. Pacific Time (5 p.m. Eastern Time) to discuss the Company’s financial results.
Prior to the start of the call, the Company will post Management Commentary on the “Events & Presentations” section of its investor relations website at https://investor.gopro.com. Management will make brief opening comments before taking questions.
To listen to the live conference call, please call +1 833-470-1428 (US) or +1 404-975-4839 (International) and enter access code 620077, approximately 15 minutes prior to the start of the call. A live webcast of the conference call will be accessible on the “Events & Presentations” section of the Company’s website at https://investor.gopro.com. A recording of the webcast will be available on GoPro’s website, https://investor.gopro.com, from approximately two hours after the call through January 30, 2024.
About GoPro, Inc. (NASDAQ: GPRO)
GoPro helps the world capture and share itself in immersive and exciting ways.
GoPro has been recognized as an employer of choice by both Outside Magazine and US News & World Report for being among the best places to work. Open roles can be found on our careers page. For more information, visit GoPro.com.
Connect with GoPro on Facebook, Instagram, LinkedIn, TikTok, X, YouTube, and GoPro's blog, The Current. GoPro customers can submit their photos and videos to GoPro Awards for an opportunity to be featured on GoPro's social channels and receive gear and cash awards. Members of the press can access official logos and imagery on our press portal.
GoPro, HERO and their respective logos are trademarks or registered trademarks of GoPro, Inc. in the United States and other countries.
GoPro’s Use of Social Media
GoPro announces material financial information using the Company’s investor relations website, SEC filings, press releases, public conference calls and webcasts. GoPro may also use social media channels to communicate about the Company, its brand and other matters; these communications could be deemed material information. Investors and others are encouraged to review posts on Facebook, Instagram, LinkedIn, TikTok, X, YouTube, and GoPro’s investor relations website and blog, The Current.
Note Regarding Use of Non-GAAP Financial Measures
GoPro reports gross profit, gross margin percentage, operating expenses, operating income (loss), other income (expense), tax expense, net income (loss) and diluted net income (loss) per share in accordance with U.S. generally accepted accounting principles (GAAP) and on a non-GAAP basis. Additionally, GoPro reports non-GAAP adjusted EBITDA. Non-GAAP items exclude, where applicable, the effects of stock-based compensation, acquisition-related costs, restructuring and other related costs, and the tax impact of these items. When planning, forecasting, and analyzing gross margin, operating expenses, operating income (loss), other income (expense), tax expense, net income (loss) and net income (loss) per share for future periods, GoPro does so primarily on a non-GAAP basis without preparing a GAAP analysis as that would require estimates for reconciling items which are inherently difficult to predict with reasonable accuracy.
Note on Forward-looking Statements
This press release may contain projections or other forward-looking statements within the meaning Section 27A of the Private Securities Litigation Reform Act. Words such as “anticipate,” “believe,” “estimate,” “expect,” “intend,” “should,” “will” and variations of these terms or the negative of these terms and similar expressions are intended to identify these forward-looking statements. Forward-looking statements in this press release may include but are not limited to statements regarding our expectations for profitability and subscription growth; product pricing strategy, expanded distribution and overall consumer demand for our products. These statements involve risks and uncertainties, and actual events or results may differ materially. Among the important factors that could cause actual results to differ materially from those in the forward-looking statements include the inability to achieve our revenue growth or profitability in the future, and if revenue growth or profitability is achieved, we may not be able to sustain it; the fact that an economic downturn or economic uncertainty in our key U.S. and international markets, inflation, and fluctuations in interest rates or currency exchange rates may adversely affect consumer discretionary spending and demand for our products; the fact that our goal to grow revenue and be profitable relies upon our ability to grow sales from our direct-to-consumer business and our retail partners and distributors; our ability to acquire and retain subscribers; our reliance on third-party suppliers, some of which are sole-source suppliers, to provide services and components for our products which may be impacted due to supply shortages, long lead times or other service disruptions and may lead to increased costs due to the effects of global conflicts and geopolitical issues such as the ongoing conflicts in Israel and Ukraine or China-Taiwan relations, inflation or the negative impact on exchange rates; our ability to maintain the value and reputation of our brand and protect our intellectual property and proprietary rights; the risk that our sales fall below our forecasts, especially during the holiday season; the risk we fail to manage our operating expenses effectively, and may result in our financial performance suffering the fact that our continued profitability depends in part on further penetrating our total addressable market, and we may not be successful in doing so; the fact that we rely on sales of our cameras, mounts and accessories for substantially all of our revenue, and any decrease in the sales or change in sales mix of these products could harm our business; the risk that we may not successfully manage product introductions, product transitions, product pricing and marketing; the fact that a small number of retailers and distributors account for a substantial portion of our revenue and our level of business with them could be significantly reduced; our ability to attract, engage and retain qualified personnel; any changes to trade agreements, trade policies, tariffs, and import/export regulations; the effects of the highly competitive market in which we operate, including new market entrants; the fact that we may experience fluctuating revenue, expenses and profitability in the future; risks related to inventory, purchase commitments and long-lived assets; the risk that we will encounter problems with our distribution system; the threat of a security breach or other disruption including cyberattacks; the concern that our intellectual property and proprietary rights may not adequately protect our products and services; the effects of global conflicts and geopolitical issues such as the conflicts in Israel and Ukraine or China-Taiwan relations and its effects on the United States and global economies and our business in particular; and other factors detailed in the Risk Factors section of our Annual Report on Form 10-K for the year ended December 31, 2022, which is on file with the Securities and Exchange Commission (SEC), and as updated in filings with the SEC. These forward-looking statements speak only as of the date hereof or as of the date otherwise stated herein. GoPro disclaims any obligation to update these forward-looking statements.

GoPro, Inc.
Preliminary Condensed Consolidated Statements of Operations
(unaudited)

	Three months ended September 30,		Nine months ended September 30,
(in thousands, except per share data)	2023	2022	2023	2022
Revenue	$294,299	$305,130	$710,039	$772,520
Cost of revenue	200,095	189,085	487,561	469,995
Gross profit	94,204	116,045	222,478	302,525

Operating expenses:
Research and development	41,708	36,043	121,796	103,859
Sales and marketing	41,254	41,076	119,215	115,888
General and administrative	15,029	14,495	47,562	45,530
Total operating expenses	97,991	91,614	288,573	265,277
Operating income (loss)	(3,787)	24,431	(66,095)	37,248
Other income (expense):
Interest expense	(1,171)	(1,185)	(3,463)	(4,932)
Other income (expense), net	1,963	284	7,231	(523)
Total other income (expense), net	792	(901)	3,768	(5,455)
Income (loss) before income taxes	(2,995)	23,530	(62,327)	31,793
Income tax expense (benefit)	689	5,960	(11,562)	6,019
Net income (loss)	$(3,684)	$17,570	$(50,765)	$25,774

Net income (loss) per share:
Basic	$(0.02)	$0.11	$(0.33)	$0.16
Diluted	$(0.02)	$0.10	$(0.33)	$0.16

Shares used to compute net income (loss) per share:
Basic	152,409	155,819	154,113	156,464
Diluted	152,409	173,184	154,113	180,038

GoPro, Inc.
Preliminary Condensed Consolidated Balance Sheets
(unaudited)

(in thousands)	September 30, 2023	December 31, 2022
Assets
Current assets:
Cash and cash equivalents	$220,984	$223,735
Marketable securities	38,488	143,602
Accounts receivable, net	107,453	77,008
Inventory	154,876	127,131
Prepaid expenses and other current assets	38,030	34,551
Total current assets	559,831	606,027
Property and equipment, net	9,314	13,327
Operating lease right-of-use assets	19,686	21,819
Goodwill	146,459	146,459
Other long-term assets	310,347	289,293
Total assets	$1,045,637	$1,076,925

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$118,713	$91,648
Accrued expenses and other current liabilities	119,715	118,877
Short-term operating lease liabilities	9,873	9,553
Deferred revenue	52,502	55,850
Total current liabilities	300,803	275,928
Long-term taxes payable	12,400	9,536
Long-term debt	141,730	141,017
Long-term operating lease liabilities	27,825	33,446
Other long-term liabilities	3,799	5,439
Total liabilities	486,557	465,366

Stockholders’ equity:
Common stock and additional paid-in capital	989,189	960,903
Treasury stock, at cost	(183,231)	(153,231)
Accumulated deficit	(246,878)	(196,113)
Total stockholders’ equity	559,080	611,559
Total liabilities and stockholders’ equity	$1,045,637	$1,076,925

GoPro, Inc.
Preliminary Condensed Consolidated Statements of Cash Flows
(unaudited)

	Three months ended September 30,		Nine months ended September 30,
(in thousands)	2023	2022	2023	2022
Operating activities:
Net income (loss)	$(3,684)	$17,570	$(50,765)	$25,774
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation and amortization	1,444	2,035	5,001	6,590
Non-cash operating lease cost	5	1,858	2,133	4,166
Stock-based compensation	10,017	9,339	31,448	29,426
Deferred income taxes	(1,891)	3,750	(17,964)	6,147
Other	25	367	(1,968)	2,383
Net changes in operating assets and liabilities	(7,554)	5,817	(44,477)	(94,301)
Net cash provided by (used in) operating activities	(1,638)	40,736	(76,592)	(19,815)

Investing activities:
Purchases of property and equipment, net	(24)	(1,911)	(985)	(3,205)
Purchases of marketable securities	—	(56,656)	(25,782)	(103,733)
Maturities of marketable securities	44,000	44,500	134,204	109,649
Net cash provided by (used in) investing activities	43,976	(14,067)	107,437	2,711

Financing activities:
Proceeds from issuance of common stock	1,552	2,000	3,876	4,686
Taxes paid related to net share settlement of equity awards	(2,312)	(3,839)	(7,146)	(12,327)
Repurchase of outstanding common stock	(10,000)	(9,856)	(30,000)	(31,618)
Repayment of borrowings	—	—	—	(125,000)
Net cash used in financing activities	(10,760)	(11,695)	(33,270)	(164,259)
Effect of exchange rate changes on cash and cash equivalents	(507)	(1,092)	(326)	(2,563)
Net change in cash and cash equivalents	31,071	13,882	(2,751)	(183,926)
Cash and cash equivalents at beginning of period	189,913	203,279	223,735	401,087
Cash and cash equivalents at end of period	$220,984	$217,161	$220,984	$217,161

GoPro, Inc.
Reconciliation of Preliminary GAAP to Non-GAAP Financial Measures

To supplement our unaudited selected financial data presented on a basis consistent with GAAP, we disclose certain non-GAAP financial measures, including non-GAAP gross profit, gross margin, operating expenses, operating income (loss), other income (expense), tax expense, net income (loss), diluted net income (loss) per share and adjusted EBITDA. We also provide forecasts of non-GAAP gross margin, non-GAAP operating expenses, non-GAAP other income (expense), non-GAAP tax expense, non-GAAP net income (loss) and non-GAAP diluted net income (loss) per share. We use these non-GAAP financial measures to help us understand and evaluate our core operating performance and trends, to prepare and approve our annual budget, and to develop short-term and long-term operational plans. Our management uses, and believes that investors benefit from referring to these non-GAAP financial measures in assessing our operating results. These non-GAAP financial measures should not be considered in isolation from, or as an alternative to, the measures prepared in accordance with GAAP, and are not based on any comprehensive set of accounting rules or principles. We believe that these non-GAAP measures, when read in conjunction with our GAAP financials, provide useful information to investors by facilitating:
•the comparability of our on-going operating results over the periods presented;
•the ability to identify trends in our underlying business; and
•the comparison of our operating results against analyst financial models and operating results of other public companies that supplement their GAAP results with non-GAAP financial measures.
These non-GAAP financial measures have limitations in that they do not reflect all of the amounts associated with our results of operations as determined in accordance with GAAP. Some of these limitations are:
•adjusted EBITDA does not reflect tax payments that reduce cash available to us;
•adjusted EBITDA excludes depreciation and amortization and, although these are non-cash charges, the property and equipment being depreciated and amortized often will have to be replaced in the future, and adjusted EBITDA does not reflect any cash capital expenditure requirements for such replacements;
•adjusted EBITDA excludes the amortization of point of purchase (POP) display assets because it is a non-cash charge, and is treated similarly to depreciation of property and equipment and amortization of acquired intangible assets;
•adjusted EBITDA and non-GAAP net income (loss) exclude restructuring and other related costs which primarily include severance-related costs, stock-based compensation expenses, manufacturing consolidation charges, facilities consolidation charges recorded in connection with restructuring actions, including right-of-use asset impairment charges (if applicable), and the related ongoing operating lease cost of those facilities recorded under ASC 842, Leases. These expenses do not reflect expected future operating expenses and do not contribute to a meaningful evaluation of current operating performance or comparisons to the operating performance in other periods;
•adjusted EBITDA and non-GAAP net income (loss) exclude stock-based compensation expense related to equity awards granted primarily to our workforce. We exclude stock-based compensation expense because we believe that the non-GAAP financial measures excluding this item provide meaningful supplemental information regarding operational performance. In particular, we note that companies calculate stock-based compensation expense for the variety of award types that they employ using different valuation methodologies and subjective assumptions. These non-cash charges are not factored into our internal evaluation of net income (loss) as we believe their inclusion would hinder our ability to assess core operational performance;
•non-GAAP net income (loss) excludes acquisition-related costs including the amortization of acquired intangible assets (primarily consisting of acquired technology), the impairment of acquired intangible assets (if applicable), as well as third-party transaction costs incurred for legal and other professional services. These costs are not factored into our evaluation of potential acquisitions, or of our performance after completion of the acquisitions, because these costs are not related to our core operating performance or reflective of ongoing operating results in the period, and the frequency and amount of such costs vary significantly based on the timing and magnitude of our acquisition transactions and the maturities of the businesses being acquired. Although we exclude the amortization of acquired intangible assets from our non-GAAP net income (loss), management believes that it is important for investors to understand that such intangible assets were recorded as part of purchase accounting and contribute to revenue generation;

•non-GAAP net income (loss) includes income tax adjustments. We utilize a cash-based non-GAAP tax expense approach (based upon expected annual cash payments for income taxes) for evaluating operating performance as well as for planning and forecasting purposes. This non-GAAP tax approach eliminates the effects of period specific items, which can vary in size and frequency and does not necessarily reflect our long-term operations. Historically, we computed a non-GAAP tax rate based on non-GAAP pre-tax income on a quarterly basis, which considered the income tax effects of the adjustments above;
•GAAP and non-GAAP net income (loss) per share includes the dilutive, tax effected cash interest expense associated with our 2022 Notes and 2025 Notes in periods of net income, as if converted at the beginning of the period in connection with the adoption of ASU 2020-06 on January 1, 2022; and
•other companies may calculate these non-GAAP financial measures differently than we do, limiting their usefulness as comparative measures.

GoPro, Inc.
Reconciliation of Preliminary GAAP to Non-GAAP Financial Measures
(unaudited)

Reconciliations of non-GAAP financial measures are set forth below:

	Three months ended September 30,		Nine months ended September 30,
(in thousands, except per share data)	2023	2022	2023	2022
GAAP net income (loss)	$(3,684)	$17,570	$(50,765)	$25,774
Stock-based compensation:
Cost of revenue	500	441	1,496	1,371
Research and development	4,713	4,395	14,381	12,958
Sales and marketing	2,125	1,819	6,662	6,171
General and administrative	2,679	2,684	8,909	8,926
Total stock-based compensation	10,017	9,339	31,448	29,426

Acquisition-related costs:
Cost of revenue	—	—	—	47
Total acquisition-related costs	—	—	—	47

Restructuring and other costs:
Cost of revenue	(23)	(21)	(248)	(12)
Research and development	(262)	(216)	(677)	(134)
Sales and marketing	(132)	(116)	(356)	(70)
General and administrative	(68)	(61)	(180)	(35)
Total restructuring and other costs	(485)	(414)	(1,461)	(251)

Income tax adjustments	461	5,352	(12,781)	4,837
Non-GAAP net income (loss)	$6,309	$31,847	$(33,559)	$59,833

GAAP net income (loss) - basic	$(3,684)	$17,570	$(50,765)	$25,774
Add: Interest on convertible notes, tax effected	—	485	—	2,721
GAAP net income (loss) - diluted	$(3,684)	$18,055	$(50,765)	$28,495

Non-GAAP net income (loss) - basic	$6,309	$31,847	$(33,559)	$59,833
Add: Interest on convertible notes, tax effected	461	485	—	2,721
Non-GAAP net income (loss) - diluted	$6,770	$32,332	$(33,559)	$62,554

GAAP shares for diluted net income (loss) per share	152,409	173,184	154,113	180,038
Add: Non-GAAP only dilutive securities	16,272	—	—	—
Non-GAAP shares for diluted net income (loss) per share	168,681	173,184	154,113	180,038

GAAP diluted net income (loss) per share	$(0.02)	$0.10	$(0.33)	$0.16
Non-GAAP diluted net income (loss) per share	$0.04	$0.19	$(0.22)	$0.35

	Three months ended September 30,		Nine months ended September 30,
(dollars in thousands)	2023	2022	2023	2022
GAAP gross margin as a % of revenue	32.0%	38.0%	31.3%	39.2%
Stock-based compensation	0.2	0.2	0.2	0.1
Non-GAAP gross margin as a % of revenue	32.2%	38.2%	31.5%	39.3%

GAAP operating expenses	$97,991	$91,614	$288,573	$265,277
Stock-based compensation	(9,517)	(8,898)	(29,952)	(28,055)
Restructuring and other costs	462	393	1,213	239
Non-GAAP operating expenses	$88,936	$83,109	$259,834	$237,461

GAAP operating income (loss)	$(3,787)	$24,431	$(66,095)	$37,248
Stock-based compensation	10,017	9,339	31,448	29,426
Acquisition-related costs	—	—	—	47
Restructuring and other costs	(485)	(414)	(1,461)	(251)
Non-GAAP operating income (loss)	$5,745	$33,356	$(36,108)	$66,470

	Three months ended September 30,		Nine months ended September 30,
(in thousands)	2023	2022	2023	2022
GAAP net income (loss)	$(3,684)	$17,570	$(50,765)	$25,774
Income tax expense (benefit)	689	5,960	(11,562)	6,019
Interest (income) expense, net	(1,208)	262	(4,526)	3,617
Depreciation and amortization	1,444	2,035	5,001	6,590
POP display amortization	459	448	1,281	1,565
Stock-based compensation	10,017	9,339	31,448	29,426
Restructuring and other costs	(485)	(414)	(1,461)	(251)
Adjusted EBITDA	$7,232	$35,200	$(30,584)	$72,740

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